Exhibit 10.10

SECOND AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

By and Among

Intapp, Inc.,

Great Hill Equity Partners IV, L.P.,

Great Hill Investors, LLC,

and

Anderson Investments Pte. Ltd.

Dated as of [•], 2021

i

4.15.	Waiver of Jury Trial	9

4.16.	Termination	9

4.17.	Confidentiality	9

ii

SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (the “Agreement”) is made as of [•], 2021, by and among Intapp, Inc., a Delaware corporation (the “Company”), Great Hill Equity Partners IV, L.P. and Great Hill Investors, LLC (collectively, “GHP”), Anderson Investments Pte. Ltd. (“Anderson”) and any other stockholder who from time to time becomes party to this Agreement (together with Anderson and GHP, the “Stockholders”) by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit A (the “Joinder Agreement”). For the purpose of this Agreement, a stockholder who joins this Agreement pursuant to a Joinder Agreement shall be included in the term “GHP Holder” or “Anderson Holder” as specified in such Joinder Agreement.

WHEREAS, the Company, GHP and Anderson are parties to that certain Amended and Restated Stockholders Agreement, dated as of April 27, 2017, as amended by that certain First Amendment to the Amended and Restated Stockholders Agreement, dated as of July 31, 2019, and as further amended by that certain Second Amendment to the Amended and Restated Stockholders Agreement, dated as of October 2, 2019 (collectively, the “Prior Agreement”);

WHEREAS, in connection with the initial public offering (the “IPO”) of the Company’s Common Stock (as defined below), the Company desires to consummate the transactions described in the Registration Statement on Form S-1 (Registration No. 333-256812); and

WHEREAS, effective as of the closing of the IPO, the Company and the Stockholders desire to amend and restate the Prior Agreement in its entirety and by entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

SECTION I. DEFINITIONS

1.1. Construction of Terms. As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or number, as the case may be, whenever the context so indicates or requires. Any reference to “day” shall mean a calendar day unless indicated otherwise.

1.2. Number of Shares of Stock. Whenever any provision of this Agreement calls for any calculation based on a number of shares of capital stock issued and outstanding or held by a Stockholder, the number of shares deemed to be issued and outstanding or held by that Stockholder, unless specifically stated otherwise, as applicable, shall be the total number of shares of Common Stock then issued and outstanding or Beneficially Owned by the Stockholder, as applicable.

1.3. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

“Affiliate” means with respect to any Person (as defined below), any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any partner, officer, director, member or employee of such Person and, with respect to any Person that is a private equity fund, any investment fund now or hereafter existing which is controlled by or under common control with one or more general partners of such Person.

“Agreement” has the meaning set forth in the Preamble.

“Anderson” has the meaning set forth in the Preamble.

“Anderson Director” has the meaning set forth in Section 3.1.

“Anderson Holder” means Anderson and its Permitted Transferees.

“Beneficially Own” has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board of Directors” means the Board of Directors of the Company.

“CEO Director” has the meaning set forth in Section 3.1.

“Common Stock” means the Company’s common stock, par value $0.001 per share, and any other common equity securities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Company” has the meaning set forth in the Preamble.

“Directors” has the meaning set forth in Section 3.1(a).

“Dispute” has the meaning set forth in Section 4.13.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GHP” has the meaning set forth in the Preamble.

“GHP Director” has the meaning set forth in Section 3.1.

“GHP Holder” means GHP and its Permitted Transferees.

“Governmental Authority” means any government, any governmental entity, department, commission, board, agency or instrumentality, and any court, tribunal, or judicial or arbitral body, whether federal, state, local or foreign.

“Non-Stockholder Directors” has the meaning set forth in Section 3.1.

“IPO” has the meaning set forth in the Recitals.

“IPO Date” means the closing date of the IPO.

“Joinder Agreement” has the meaning set forth in the Preamble.

“Permitted Transferee” means with respect to either Anderson or GHP, any Affiliate of such Stockholder that executes and delivers a Joinder Agreement to the Company.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, trust or other organization or entity, or any Governmental Authority.

“Prior Agreement” has the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means, at any time, shares of Common Stock together with any options thereon and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization). At all times, the number of Shares deemed issued and outstanding or held or to be voted by any Stockholder shall be calculated in accordance with Section 1.2.

“Stockholders” has the meaning set forth in the Preamble.

“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights, by operation of law or otherwise, under this Agreement. “Transferred” means the accomplishment of a Transfer, and “Transferee” means the recipient of a Transfer.

SECTION II. REPRESENTATIONS AND WARRANTIES

2.1. Representations and Warranties. Each of the Stockholders, individually and not jointly, hereby represents and warrants to the Company and the other Stockholders as follows: (a) such Stockholder has full authority, power and capacity to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of such Stockholder enforceable against it in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions may be limited by applicable federal or state securities laws; and (c) the execution, delivery and performance by such Stockholder of this Agreement: (i) does not and will not violate in any material respect any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Stockholder, or require such Stockholder to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any material obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Stockholder is a party or by which the property of such Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of such Stockholder.

SECTION III. ELECTION OF DIRECTORS.

3.1. Board Composition.

(a) Directors. On the IPO Date, the Board of Directors shall be comprised of 9 Directors, which shall initially be the following individuals: Mukul Chawla, who shall be the initial “Anderson Director”; Christopher Gaffney, who shall be the initial “GHP Director”; John Hall, who shall be the initial “CEO Director”; and Ralph Baxter, Charles Moran, Derek Schoettle and three additional independent directors, who shall be the initial “Non-Stockholder Directors” (together, the “Directors”).

(b) Nomination of Directors and Vacancies of Directors. Notwithstanding anything herein to the contrary, following the IPO Date:

(i) For so long as the Anderson Holder Beneficially Owns at least 10.0% of the outstanding Common Stock of the Company, the Anderson Holder shall have the right, but not the obligation, to nominate to the Board of Directors one (1) Director. Unless notice is otherwise provided by the Anderson Holder to the Company, the existing Anderson Director shall be automatically re-nominated to the Board of Directors upon expiry of such Anderson Director’s term.

Any such Director shall be the “Anderson Director.” The CEO Director and any Non-Stockholder Director shall not be deemed to be a Anderson Director.

(ii) For so long as the GHP Holder Beneficially Owns at least 10.0% of the outstanding Common Stock of the Company, the GHP Holder shall have the right, but not the obligation, to nominate to the Board of Directors one (1) Director. Unless notice is otherwise provided by the GHP Holder to the Company, the existing GHP Director shall be automatically re-nominated to the Board of Directors upon expiry of such GHP Director’s term.

Any such Director shall be the “GHP Director.” The CEO Director and any Non-Stockholder Director shall not be deemed to be a GHP Director.

(iii) Each of the Anderson Director and the GHP Director must be qualified to serve as a member of the Board under the reasonable requirements of the Company’s certificate of incorporation, bylaws and all current corporate governance policies and guidelines of the Company and the Board as in effect from time to time, and all applicable legal, regulatory and Nasdaq or other applicable stock exchange requirements (all such requirements, the “Investor Director Requirements”), and if any determination is made that any nominee of either Anderson or GHP is not qualified to serve, Anderson or GHP, respectively, will be entitled to continue to nominate another individual until such determination is made. The Company agrees that, assuming the accuracy of the information in the applicable director and officer questionnaire submitted to the Company prior to the date hereof, each of Messrs. Chawla and Gaffney are, and will be following the IPO Date, qualified to serve as a member of the Board as contemplated hereby.

(iv) Unless the Board of Directors otherwise requests, the office of a Director shall be vacated in the event of a reduction in the number of available Anderson Director or GHP Director designations in accordance with the provisions of Section 3.1(b)(i) or (ii), respectively. The Anderson Holder or GHP Holder, as the case may be, shall obtain, prior to the applicable Director’s appointment to the Board of Directors, a contingent, irrevocable resignation letter from such director, in form and substance reasonably satisfactory to the Company, relating to any required resignation of a Anderson Director or GHP Director (as applicable) from the Board of Directors and any committee on which such Director serves, and otherwise use its best efforts to obtain the resignation of such Director, in each case with respect to this Section 3.1(b)(iv).

(v) In the event that a vacancy is created at any time by the death, disability, removal or resignation with respect to the Anderson Director or the GHP Director, any individual nominated by or at the direction of the Board of Directors or any duly-authorized committee thereof to fill such vacancy shall be, and the Company shall use its commercially reasonable efforts to cause such vacancy to be, filled as soon as possible, by a new designee of the Anderson Holder or the GHP Holder, as applicable.

(vi) Each of the Anderson Holder and the GHP Holder agrees to give prompt notice to the Company if it ceases to beneficially own 10% or more of the outstanding shares of Common Stock.

(c) Nomination of Slate. At each meeting of the stockholders of the Company at which Directors of the Company are to be elected, the Company agrees to use its commercially reasonable efforts to cause the election of the slate of nominees recommended by the Board of Directors which, unless inconsistent with the Directors’ fiduciary duties, will include the Persons designated pursuant to Section 3.1(b).

(d) Voting at Meetings of Stockholders. Each of the Stockholders agrees to vote, and to procure the vote of its Affiliates, in person or by proxy, with respect to all Common Stock Beneficially Owned by it to cause the election or removal of the Persons designated pursuant to Section 3.1(b).

SECTION IV. MISCELLANEOUS PROVISIONS.

4.1. Reliance.. Each of the parties hereto agrees that each covenant and agreement made by it in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the date hereof regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns to the extent contemplated herein.

4.2. Amendment and Waiver. Any party may waive any provision hereof intended for its benefit in writing. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement may be amended with the prior written consent of the Company and each of the Stockholders.

4.3. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given, delivered and received (a) if delivered personally, (b) if sent by registered or certified mail (return receipt requested) postage prepaid, or by courier providing next day delivery or (c) if sent by email, in each case to the respective parties, as applicable, at the address or email address set forth below:

(a) For notices and communications to the Company to:

Intapp, Inc.

3101 Park Blvd

Palo Alto, CA 94306

Attention: John Hall, Chief Executive Officer

Steven Todd, General Counsel

E-mail address: John.Hall@intapp.com

    Steven.Todd@intapp.com

With a copy to (which shall not constitute notice):

Shearman & Sterling LLP

599 Lexington Ave.

New York, NY 10022

Attn: Robert Masella and Kristina Trauger

E-mail address: Robert.Masella@Shearman.com

    Kristina.Trauger@Shearman.com;

(b) For notices and communications to GHP to:

Great Hill Partners LLC

One Liberty Square

Boston, MA 02109

Attn: Christopher Gaffney and Laurie Gerber

E-mail address: cgaffney@greathillpartners.com

    lgerber@greathillpartners.com

With a copy to (which shall not constitute notice):

Sidley Austin LLP

60 State Street, 36th Floor

Boston, Massachusetts 02109

Attn: Alexander Temel

E-mail address: atemel@sidley.com

(c) For notices and communications to Anderson to:

Anderson Investments Pte. Ltd.

101 California Street

Suite 3700

San Francisco, CA 94111

Attn: Mukul Chawla

E-mail address: mukul@temasek.com.sg

With a copy to (which shall not constitute notice):

Morrison & Foerster LLP

425 Market St.

San Francisco, CA 94105

Attn: John M. Rafferty

E-mail address: jrafferty@mofo.com

Notices delivered personally shall be effective on the day so delivered, notices sent by registered or certified mail shall be effective five days after mailing, notices sent by courier providing next day delivery shall be effective on the earlier of the second business day after timely deposit with the courier or the day of actual delivery by the courier, and notices transmitted electronically shall be effective when transmitted.

4.4. Headings. The Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

4.5. Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts (including by means of telecopied signature pages or electronic transmission in portable document format (PDF)), each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

4.6. Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law).

In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

4.7. Entire Agreement. This Agreement amends, restates and supersedes, in its entirety, the Prior Agreement, and the Prior Agreement shall have no further force of effect as of the date hereof. This Agreement all other exhibits, annexes and schedules hereto are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. By execution of this Agreement, the undersigned Stockholders hereby consent to the amendment and restatement of the Prior Agreement.

4.8. Adjustments. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company.

4.9. Law Governing. This Agreement, and any matter arising from this Agreement, shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

4.10. Assignment of Rights. This Agreement may not be assigned without the express prior written consent of the parties hereto, and any attempted assignment, without such consents, will be null and void; provided that without the prior written consent of any other party hereto, either Anderson or GHP may assign this Agreement to a Permitted Transferee of such Stockholder.

4.11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein, and any successor to the Company by way of merger or otherwise shall specifically agree to be bound by the terms hereof as a condition of such successor.

4.12. Dispute Resolution. The parties shall cooperate in good faith to resolve any dispute that may arise under or with respect to this Agreement after the date hereof (each, a “Dispute”); provided, however, the parties shall work in good faith to resolve any such Dispute for a reasonable period of time (not to exceed fifteen (15) business days, unless otherwise agreed by the parties). Any Dispute that cannot be resolved by mutual agreement shall be resolved by arbitration in accordance with the rules of the American Arbitration Association in accordance with its International Arbitration Rules. Any such arbitration shall be conducted in English in the State of Delaware by a panel of three arbitrators. The parties agree that the existence, conduct and content of any arbitration pursuant to this Section 4.12 shall be kept confidential and no party shall disclose to any Person any information about such arbitration, except in connection with such arbitration or as may be required by Law. The decision and award of any such arbitrator shall be final, non-appealable and binding upon the parties involved in such Dispute, and shall be enforceable by any such party in any court of competent jurisdiction. Notwithstanding the foregoing, (i) any party may elect to seek injunctive relief and other equitable relief from a court of competent jurisdiction with respect to a Dispute, and (ii) if a party is seeking an injunction or other equitable relief in connection with any Dispute, such party may elect to seek such remedy from a court of competent jurisdiction pursuant to Section 4.13 of this Agreement without submitting such Dispute to arbitration pursuant to this Section 4.12.

4.13. Consent to Jurisdiction. SUBJECT TO SECTION 4.12 ABOVE, EACH OF THE PARTIES HERETO AGREES TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR, IF (AND ONLY IF) SUCH COURT FINDS IT LACKS SUBJECT MATTER JURISDICTION, ANY COURT WITHIN THE STATE OF DELAWARE, WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION ARISING UNDER OR RELATING TO THIS AGREEMENT, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SERVICES OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT ITS ADDRESS AS SET FORTH IN SECTION 4.3, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED WHEN RECEIVED. EACH OF THE PARTIES HERETO WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND WAIVES ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER. NOTHING IN THIS SECTION 4.13 SHALL AFFECT THE RIGHTS OF THE PARTIES HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

4.14. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.14.

4.15. Termination. If not otherwise stipulated, this Agreement shall terminate automatically (without any action by any party hereto) as to each of the Anderson Holder and the GHP Holder when it no longer Beneficially Owns at least 10% of the issued and outstanding shares of Common Stock as of the time of the record date for a stockholders’ meeting.

4.16. Confidentiality. Each Stockholder agrees that such Stockholder will keep confidential and will not disclose, divulge, or use for any purpose any confidential or proprietary information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 4.16 by such Stockholder), (b) is or has been independently developed or conceived by the Stockholder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Stockholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Stockholder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any existing or prospective Affiliate, direct or indirect partner, member, stockholder, or wholly owned subsidiary of such Stockholder in the ordinary course of business, provided that such Stockholder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; (iii) as may otherwise be required by law or as such Stockholder’s legal counsel has reasonably advised is required under law; or (iv) to any regulatory authority pursuant to a routine audit, examination, inquiry or request provided that the Company or confidential information is not the subject matter of the audit, examination, inquiry or request; provided that the Stockholder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Stockholders Agreement to be duly executed as of the date first set forth above.

INTAPP, INC.

By:
Name:
Title:

GREAT HILL EQUITY PARTNERS IV, L.P.
By: Great Hill Partners GP IV, LP, its General Partner
By GHP IV, LLC, its General Partner

By:
Name:
Title:

GREAT HILL INVESTORS, LLC

By:
Name:
Title:

ANDERSON INVESTMENTS PTE. LTD.

By:
Name:
Title:

EXHIBIT A

Form of Joinder Agreement

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Amended and Restated Stockholders Agreement (the “Agreement”) dated as of [•], 2021, by and among Intapp, Inc. (the “Company”) and the parties named therein and for all purposes of the Agreement, the undersigned shall be included within the terms [“GHP Holder” / “Anderson Holder”] and “Stockholder” (as defined in the Agreement). The undersigned further confirms that the representations and warranties contained in Section II of the Agreement are true and correct as to the undersigned as of the date hereof. The address and facsimile number to which notices may be sent to the undersigned is as follows:

Facsimile No. _______________________

[NAME OF UNDERSIGNED]